Exhibit 3
BY-LAWS OF
SANDERSON FARMS, INC.
(As amended and restated on April 23, 2009)
     Article I. Name and the Location
     Section 1. The name of this corporation shall be Sanderson Farms, Inc.
     Section 2. Its principal office shall be located in Laurel, Mississippi.
     Section 3. Other offices for the transaction of business shall be located in such other places as the Board of Directors may from time to time determine.
     Article II. Capital Stock
     Section 1. The amount of capital stock shall be such amount as is authorized by the Articles of Incorporation.
     Section 2. All certificates of stock shall be signed by the Chairman of the Board, the President and the Secretary and shall be sealed with the corporate seal. Such signatures and seal may be facsimile if the certificate is signed by the corporation’s transfer agent or registrar.
     Section 3. Transfers of stock shall be made only on the books of the corporation or the books of the duly appointed transfer agent; an old certificate, properly endorsed, shall be surrendered and cancelled before a new certificate is issued.
     Section 4. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof of affidavit of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise (if the Board of Directors so requires), against loss to the corporation.
     Article III. Stockholder Meetings
     Section 1. The annual meeting of stockholders shall be held each year on such day in the month of February, or in such other month, as the Board of Directors shall determine, at the principal office of the corporation or at such other suitable place, within or without the State of Mississippi, and at such convenient time as may be determined by the Board of Directors. At the annual meeting the stockholders shall elect directors to serve until their successors have been elected and have qualified.
     Section 2. A special meeting of the stockholders, to be held at any place at which the annual stockholders’ meeting may be held, may be called at any time by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer or the Board of Directors. It shall be the duty of the Chairman, the Vice Chairman, the Chief Executive Officer or the Board of Directors to call such a meeting whenever so requested or demanded in proper form by one or more stockholders holding 10% or more of all the shares entitled to vote on any issue proposed to be considered at the special meeting. To be in proper form, such request must be in writing, state the purpose or purposes of the proposed meeting and include all information that would be required to be delivered pursuant to Article III, Section 9 of these By-laws.

     Section 3. Notice of the place, day and hour of all annual and special stockholders’ meetings shall be given by the Secretary of the corporation to each stockholder entitled to vote at the meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting by electronic transmission to the stockholder in a manner authorized by the stockholder or by mailing said notice, with postage thereon prepaid, to the address of such stockholder appearing on the stock records of the corporation. In the case of a special meeting, the notice shall also state the purpose or purposes for which the meeting is called.
     Section 4. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to demand a special meeting or to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may fix the record date for such purpose, but such record date may not be more than seventy (70) days before the meeting or action requiring a determination of stockholders. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to demand a special meeting or to receive payment of a dividend, or for any other proper purpose, the close of business on the day before the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been made as provided in this section, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred, twenty (120) days after the date fixed for the original meeting.
     Section 5. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, no later than two (2) business days after notice of the meeting is given for which the list was prepared, an alphabetical list of the names of all its stockholders entitled to notice of a stockholders’ meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder. Such list shall be available at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be available at the place identified in the meeting notice in the city where the meeting will be held and shall be subject to the inspection of any stockholder continuously through the meeting. The original stock transfer books shall be prima facie evidence as to who are stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.
     Section 6. The Chairman of the Board shall preside at all stockholder meetings. In the event the Chairman is unable to preside, the next available officer shall be authorized to preside in this order: Vice Chairman, Chief Executive Officer, President, Vice President (by seniority if more than one is elected), Treasurer or Secretary.
     Section 7. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of preferred stock are limited or denied by the Articles of Incorporation, the Board of Directors or as permitted by law.

     A stockholder may vote either in person or by proxy appointed by electronic transmission or in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
     Shares standing in the name of another corporation, domestic or foreign but not a corporation the majority of the outstanding shares of which are owned, directly or indirectly, by this corporation, may be voted by any duly elected officer, or any duly appointed agent, in person or by proxy, or as the Board of Directors of this corporation may otherwise determine.
     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.
     Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
     A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
     Redeemable shares are not entitled to vote after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.
     Section 8. A majority of the votes represented in person or by proxy entitled to be cast on a matter by the voting stockholders shall constitute a quorum for the transaction of business at a meeting of stockholders. If a quorum exists, action on a matter (other than the election of directors) by the stockholders shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, the By-laws or the law requires a greater number of affirmative votes.
     Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
     An amendment to the Articles of Incorporation that adds, changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.
     Directors shall be elected at such annual meeting of stockholders at which their terms expire or at any special meeting of stockholders called for that purpose by the affirmative vote of a majority, and not a plurality, of the shares entitled to vote and represented, in person or by proxy, at such meeting at which a quorum is present. There shall be no cumulative voting.
     Section 9. (A) (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the corporation who (i) was a stockholder of record at the time of giving of notice provided for in this By-Law and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this By-Law as to such business or nomination; clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of stockholders.
(2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A)(1)(c) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be received at the principal office of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 15th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice (whether given pursuant to this paragraph (A)(2) or paragraph (B)) to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Article III, Section 10 of these By-Laws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 15th day following the day on which such public announcement is first made by the corporation.
(B) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice provided for in this By-Law and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this By-Law as to such nomination. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this By-Law with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Article III, Section 10 of these By-Laws) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(C) (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.
(2) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (A)(1)(c) or paragraph (B) of this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Incorporation or these By-Laws.
     Section 10. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 9 of these By-Laws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.
     Section 11. Action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting if the action is taken by all the stockholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the stockholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
     If not otherwise set by the Board of Directors, the record date for determining stockholders entitled to take action without a meeting is the date the first stockholder signs the written consent.
     A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

     Article IV. Directors
     Section 1. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed by or under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, which shall consist of fifteen (15) Directors. A majority of directors in office at any given time shall be independent directors within the meaning of the rules and regulations of the NASDAQ Stock Market, Inc. or the principal stock exchange on which the corporation’s shares are traded or listed. Directors must be at least twenty-one (21) years of age and be citizens of the United States, although directors need not be stockholders of the corporation or residents of the state of Mississippi.
     Section 2. The directors shall hold five (5) regular meetings, four (4) of which shall be held on such quarterly dates as the Board or the Chairman shall determine from time to time, and shall be held at the principal office of the corporation in Laurel, Mississippi, or at such other place, within or without the State of Mississippi, as may be determined by the Chairman of the Board. The remaining one (1) regular meeting shall be held immediately after, and at the same place as, the annual meeting of stockholders.
     Section 3. Special meetings of the Board of Directors, to be held at the principal office of the corporation in Laurel, Mississippi, or at such other place, within or without the State of Mississippi, as may be determined by the Board or the Chairman, may be called by the Chairman or by any two members of the Board of Directors.
     Section 4. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
     Section 5. Notice as to date, time and place of all regular and special meetings of the directors shall be given to each director, by the Secretary, at least two (2) days prior to the time fixed for the meeting. Such notice shall be given in any manner to each director at his usual address or location and shall be deemed to be delivered, if mailed, when deposited four (4) days prior to the time fixed for the meeting in the United States mail, so addressed, with postage thereon prepaid. A director’s attendance at or participation in a meeting shall constitute a waiver of any required notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not hereafter vote for or assent to action taken at the meeting.
     Section 6. A quorum for the transaction of business at any regular or special meeting of the directors shall consist of a majority of the number of directors fixed by these Bylaws.
     Section 7. The directors shall elect the officers of the corporation and fix the salary and other compensation of the Chief Executive Officer, the President, the Treasurer and the Secretary (or such other officers who constitute the executive officers of the corporation); the Chief Executive Officer, or in the absence of the Chief Executive Officer, the directors, shall fix the salaries and other compensation of all other officers. Election of officers shall be made at the directors’ meeting following each annual stockholders’ meeting.

     Section 8. Any vacancy on the Board of Directors resulting from the removal of a director as provided in the Articles of Incorporation shall be filled by the stockholders; provided that, if the stockholders fail to fill any such vacancy within ninety (90) days after the date that the director was removed, then the Board of Directors may fill such vacancy. If a vacancy occurs on the Board of Directors for reasons other than removal by stockholders, including a vacancy resulting from an increase in the number of directors: (a) the stockholders may fill the vacancy; (b) the Board of Directors may fill the vacancy; or (c) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
     A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.
     Section 9. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Articles of Incorporation or the By-laws require the vote of a greater number of directors.
     Section 10. A director of the corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless: (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (b) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.
     Section 11. Any action required or permitted to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken.
     Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date.
     A consent signed under this section has the effect of a meeting vote and may be described as such in any document.
     Section 12. A director may resign at any time by delivering written notice to the Board of Directors, its Chairman or to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.
     The stockholders may remove one or more directors with or without cause unless otherwise provided by the Articles of Incorporation. The removal of any director of the corporation elected or appointed by the stockholders of the corporation or by its Board of Directors shall be effected only by the vote of not less than two-thirds (2/3) of the total outstanding Common Stock. Notwithstanding the foregoing, these voting requirements for director removal shall not apply to any director elected by any class (other than Common Stock)

or series which may be or become entitled to elect a director voting as a separate class or series, and the removal of such a director shall be governed by the provisions relating to that class or series.
     A director may be removed by the stockholders only at a meeting called for the purpose of removing him and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.
     Section 13. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two (2) or more members, who serve at the pleasure of the Board of Directors. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee shall be standing committees of the Board of Directors, each of which shall in due course have separate charters approved by the Board of Directors. There shall be such other standing and ad hoc committees as the Board of Directors may from time to time create.
     The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken.
     The provisions of the By-laws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well.
     To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors.
     A committee may not, however: (a) authorize distributions; (b) approve or propose to stockholders action that requires approval by stockholders; (c) fill vacancies on committees of the Board of Directors; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal by-laws; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.
     The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct required by law
     Section 14. If at any time the Chairman of the Board shall be the Chief Executive Officer or other officer of the corporation, the directors who meet the definition of independent director under the rules of the Nasdaq Stock Market or the principal stock exchange on which the corporation’s shares are traded or listed shall appoint an independent director to serve as Lead Independent Director of the Board of Directors. Any Lead Independent Director so appointed shall serve for a term ending one year from the date of his or her appointment, or upon his or her earlier death, resignation, removal or disqualification as an independent director.

     The Lead Independent Director shall preside at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors; serve as a liaison between the Chairman of the Board and the independent directors; approve information sent to the Board of Directors in preparation for meetings of the Board of Directors; approve agendas for meetings of the Board of Directors; approve schedules for meetings of the Board of Directors to ensure that there is sufficient time for discussion of all agenda items; have the authority to call meetings of the independent directors; be available for communications with the corporation’s stockholders; and have such other responsibilities as the Board of Directors may determine from time to time.
     The Lead Independent Director may be removed as Lead Independent Director at any time with or without cause by a majority of the independent directors.
     Article V. Officers.
     Section 1. The officers of this corporation shall be a Chairman of the Board, a Vice Chairman of the Board (if elected by the Board at its discretion), a Chief Executive Officer, a President, one or more Vice Presidents (if elected by the Board at its discretion), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors or, in the case of assistant officers, appointed by the officers duly elected by the Board of Directors. Any two or more offices may be simultaneously held by the same person.
     Section 2. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Officers of the corporation may also be elected by the Board of Directors to serve until the next annual meeting, when a new office is created by amendment to, or restatement of, these By-Laws or, in the absence of a resignation, when an incumbent officer cannot perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties. The election or appointment of an officer or assistant officer shall not itself create contract rights. Officers shall serve at the pleasure of the Board of Directors.
     Section 3. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, it may fill the pending vacancy before the effective date if the successor does not take office until the effective date. An officer’s resignation shall not affect the corporation’s contract rights, if any, with the officer.
     Section 4. Any officer elected by the Board of Directors may be removed by the Board of Directors at any time with or without cause whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall not affect the contract rights with the corporation, if any, of the officer so removed. Any assistant officer appointed by another officer may likewise be removed by such officer.
     Section 5. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 6. The Chairman of the Board shall preside at all directors’ meetings; shall sign all stock certificates (which signature may be by facsimile as provided in Article II, Section 2, of these By-laws); and shall have authority to sign on behalf of the corporation, bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents of every nature and kind, to issue checks or otherwise draw upon the deposits or credits of the corporation, excepting dividends, and to do such other acts not specifically enumerated herein and which are not inconsistent with the purposes of the business of the corporation and its charter authority or not otherwise specifically delegated to any other officer.
     Section 7. The Vice Chairman of the Board (if elected by the Board at its discretion) shall perform all the duties of the Chairman of the Board at such times as the Chairman is unable to perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties. The Vice Chairman shall further perform such duties as may be directed to him by the Board of Directors or any of its committees.
     Section 8. The Chief Executive Officer of the corporation shall have general supervision over the affairs of the corporation, shall perform the duties generally conferred upon the chief executive officer of a corporation, including the authority to conduct the affairs of the corporation and to carry out the policies thereof; and shall have authority to sign on behalf of the corporation, bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents of every nature and kind, to issue checks or otherwise draw upon the deposits or credits of the corporation, excepting dividends, to extend credit to persons and in amounts as he may deem advisable, and to do such other acts not specifically enumerated herein and which are not inconsistent with the purposes of the business of the corporation and its charter authority or not otherwise specifically delegated to any other officer. He shall have general charge of the office and the plant or plants of the corporation, with authority to employ and terminate such office assistants and employees as he may deem advisable and necessary, and to fix and pay salaries for such employment. He shall sign all stock certificates (which signature may be by facsimile as provided in Article II, Section 2, of these By-laws) and shall perform all of the duties of the Chairman of the Board at such times as the Chairman and Vice Chairman are unable to perform the duties conferred upon them by reason of unexpected absence or the inability or unfitness to carry out said duties. The Chief Executive Officer shall further perform such duties as may be directed to him or her by the Board of Directors and shall have authority to delegate any of the duties herein set forth. The offices of Chairman of the Board and Chief Executive Officer may be combined.
     Section 9. The President of the corporation shall be the Chief Executive Officer unless the Board of Directors has elected a different Chief Executive Officer, in which event the President shall be the Chief Operating Officer and, in that capacity, shall have such duties and responsibilities as shall be assigned to him or her by the Board of Directors or the Chief Executive Officer and shall perform the duties of the Chief Executive Officer at such times as the Chief Executive Officer is unable to perform them by reason of unexpected absence or the inability or unfitness to carry out said duties.
     Section 10. The Board of Directors may elect one or more Vice President(s), who shall perform such duties as may be directed to them by the Chief Executive Officer, the President or by the Board of Directors. If there is more than one vice president, the Board of Directors may designate an order of seniority among them. If the President is unable to perform his or her duties by reason of unexpected absence or his or her inability or unfitness to carry out said duties, then those duties shall be performed by the Vice President if there is but one, or by the most senior Vice President if there is more than one and the Board has designated their seniority; or, if not, by the Vice President specially designated by the Board of Directors to perform such duties.
     Section 11. The Secretary shall issue notices of all directors’ and stockholders’ meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall be the custodian of the corporate seal; shall authenticate records of the corporation; shall attest with his signature and impress with the corporate seal all stock certificates (which signature and seal may be facsimile as provided in Article II, Section 2, of these By-laws) and written contracts of the corporation, but such attestation shall not be limited to the Secretary and the absence of such attestation shall not affect the legal validity of any written contracts; and shall perform all other such duties as are incidental to his office and that may be specifically delegated to his office.
     Section 12. The Treasurer shall have custody of all monies and securities of the corporation, and he shall keep regular books of account and shall submit them, together with all his vouchers, receipts, records and other papers to the directors for their examination and approval as often as they may require. The Treasurer, or such other officer, if any, who has been designated as the chief financial officer by the Board of Directors, shall have the fiscal responsibility for the affairs of the corporation, including future operations, and shall from time to time propose or otherwise institute such fiscal policy as may be determined by the Board of Directors.
     Section 13. The duties of the Secretary or Treasurer or any part thereof may be from time to time delegated by the Secretary or Treasurer, with the consent of the Board of Directors, to an Assistant Secretary or Assistant Treasurer. The Assistant Secretary or Assistant Treasurer shall have the authority to perform such acts as may be delegated to him by the Secretary or Treasurer with the consent of the Board of Directors.
     Section 14. As assigned and directed by the Board of Directors, the Vice President(s), the Secretary or the Treasurer shall perform those duties of the Chairman, the Vice Chairman, the Chief Executive Officer or the President at such times as the Chairman, the Vice Chairman, the Chief Executive Officer or the President is unable to perform the duties conferred upon him by reason of absence or inability or unfitness to carry out said duties.
     Article VI. Indemnification of Directors, Officers and Other Persons
     Section 1. The corporation shall indemnify its directors, officers, those employees of the corporation appointed by the President to serve on the corporation’s Executive Committee and those employees selected by the Executive Committee to be the Division Managers, to the fullest extent permitted by law, except in an action brought directly by the corporation against such person.
     Section 2. To the extent permitted by law, the right to indemnification conferred in this Article (a) shall apply to acts or omissions antedating the adoption of this Article; (b) shall be severable; (c) shall continue as to a person who has ceased to be such director, officer or employee; and (d) shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 3. This article may be repealed or amended from time to time by the Board of Directors with or without shareholder approval; provided however, that no such repeal or amendment shall limit the right to indemnification conferred in this Article for liability for acts or omissions which occurred prior to the time of such repeal or amendment.
     Section 4. If the corporation indemnifies or advances expenses to a director under this Article, the corporation shall, if required by Section 79-4-16.21(a) of the Mississippi Code of 1972, as amended, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholder meeting.
     Article VII. Dividends and Finance.
     Section 1. Dividends may be declared from time to time by resolution of the Board of Directors; but no dividends shall be paid if, after giving them effect, (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.
     Section 2. The funds of the corporation shall be deposited in those depository institutions designated by the Board of Directors, and such funds may be withdrawn upon the check or demand of either the Chief Executive Officer, the President, the Vice President(s), the Secretary or the Treasurer or by authority granted to some other individual by the Chairman of the Board, the Vice Chairman of the Board, or the President or the Executive Vice President (if any) and one other officer of the corporation by appropriate notice directed to any such banking institution or trust company.
     Article VIII. Contracts and Loans.
     The Board of Directors may authorize any officer or officers, and any agent or agents to enter into any contract, make any loan or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to a specific instance.
     Article IX. Fiscal Year.
     The fiscal year of the corporation shall end on the 31st day of October in each year.
     Article X. Corporate Seal.
     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation and the words “Corporate Seal.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Article XI. Waiver of Notice.
     Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Mississippi Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the date and time stated in the notice, and filed with the minutes or corporate records, shall be equivalent to the giving of such notice.
     Article XII. Transfer Agent.
     The Board of Directors shall be authorized, in its discretion, to contract with and employ a securities transfer agent, either within or without the State of Mississippi for the general purposes of issuing and cancelling stock and other security certificates of the corporation, of transfer processing and of other related security services. The services of any security transfer agent, for which the Board may contract, may include, but not be limited to, all security processing, stockholder record-keeping, election processing, dividend payment, dividend reinvestment, tax information, notices and proxies, securities regulation reporting, and corporate reorganization work related to securities. Any transfer agent, if employed, shall be authorized and empowered to affix official signatures and the seal of the corporation to stock and other security certificates by facsimile and to sign on its behalf any and all stock and other security certificates issued by the corporation.
     Article XIII. Amendments.
     These By-laws may be altered, amended or repealed or new By-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. Any alteration, amendment or repeal of, or any addition to, these By-laws which affects classes of directors, the filling of vacancies on the Board of Directors, the removal of directors, super majority voting requirements, cumulative voting and classes of stock including preferences, limitations and relative rights thereof shall require an affirmative vote of two-thirds (2/3) or more of all the directors in office when the action is taken; provided that such two-thirds (2/3) vote shall not be required for any such alteration, amendment or repeal of, or any addition to, these By-laws at a time when no person, corporation or entity, other than a member of the Sanderson Family (as such term is defined in Article NINTH of the Articles of Incorporation), beneficially owns (as such term is defined in Article NINTH of the Articles of Incorporation) 20% or more of the outstanding shares of Common Stock of the corporation or 20% or more of the total voting power of the corporation entitled to vote on any such matter at a meeting of stockholders.